UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2020

Harte Hanks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7120	74-1677284
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

2800 Wells Branch Parkway Austin Texas 78728 (512) 434-1100

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01              Entry into a Material Definitive Agreement.

See Item 8.01 below for a description of the PPP Loan (as defined).

Item 2.03             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 8.01 below for a description of the PPP Loan.

Item 8.01              Other Events

Extension of NYSE Cure Period and Maintenance of NYSE Listing

As previously disclosed, on October 31, 2018, the Company received notice (the “Notice”) from the New York Stock Exchange (the “NYSE”) that it was not in compliance with the continued listing standard set forth in Section 802.01B of the NYSE Listed Company Manual because the Company’s average market capitalization was less than $50 million over a consecutive 30 trading-day period and the stockholders’ equity of the Company was less than $50 million (the “$50 Million Standard”). On January 31, 2019, the Company disclosed that the NYSE had accepted the Company’s previously submitted business plan to cure its non-compliance with the $50 Million Standard. Under NYSE rules, the cure period was scheduled to expire on April 30, 2020, (the “Cure Period”), which would have resulted in the Company being delisted from the NYSE on that date.  In response to the significant volatility in the financial markets caused by the COVID-19 pandemic, on April 21, 2020, the SEC granted the NYSE’s rule making request to permit a tolling of the 18-month Cure Period for the Company and similarly situated companies until June 30, 2020, (the “Tolling Order”). Under the Tolling Order, the compliance period of any company in a Cure Period for non-compliance with the $50 Million Standard was tolled until July 1, 2020. As a result, the Company’s Cure Period has been extended to July 9, 2020, meaning the Company will maintain its listing and will have until that date to regain compliance with the $50 Million Standard. The tolling of the Cure Period provides an opportunity for the Company to regain compliance with the NYSE’s continued listing standards or to meet the listing standards of another stock exchange at a time when the financial markets are not in turmoil as a result of the COVID-19 pandemic.  The Company intends to file an initial listing application with the NYSE American as soon as it achieves compliance with the applicable rules and regulations of the NYSE American.

Delayed Filing of Proxy Statement due to COVID-19 Circumstances

                Pursuant to Section 36 of the Exchange Act Granting Exemptions From Specified Provisions of the Exchange Act and Certain Rules Thereunder dated March 25, 2020 (Release No. 34-88465) (the “Order”), the Company will delay the filing of its Definitive Proxy Statement on Form DEF 14A (the “Proxy Statement”), including the information omitted from the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, pursuant to General Instruction G(3) of the Form 10-K (the “Part III Information”), which it expects to include in the Proxy Statement, due to circumstances related to the COVID-19 pandemic. The Company expects to be able to file the Proxy Statement, including the Part III Information, no later than May 22, 2020 (which is 22 days from the Proxy Statement’s original filing deadline of April 30, 2020).

The COVID-19 pandemic has disrupted, and continues to disrupt the Company’s day-to-day activities, including limiting the Company’s access to its facilities and certain technology systems that the Company’s staff relies on to efficiently perform work on its Proxy Statement. The Company is in the process of working on a remote basis to file the Proxy Statement, including the Part III Information, as quickly as possible.

 The Company included the following risk factor in its Annual Report on Form 10-K for the year ended December 31, 2019 related to the COVID-19 pandemic.

Outbreaks of contagious diseases, or other public health pandemics, such as the COVID-19 outbreak, may adversely affect the Company’s business and operations.

The outbreak of diseases, such as the COVID-19 coronavirus, has curtailed and may curtail travel to and from certain countries, or geographic regions.  Restrictions on travel to and from these countries or other regions due to additional incidences for diseases could have a material adverse effect on the Company’s business, financial position, results of operations, and cash flows. The outbreak of COVID-19 has also caused significant volatility in the global markets and has also caused many companies to slow production or find alternative means for employees to perform their work. Risks and uncertainties related to this outbreak include the evolving effect of COVID-19 on our employees, customers, suppliers, and third-party providers, including the impact of U.S. and foreign government actions taken to curtail the spread of the virus.  Other risks and uncertainties include but are not limited to, the risk of customer delays, changes, cancellations or forecast inaccuracies, the lack of visibility of future business, particularly because of changing economic conditions.  Although we have developed and continue to develop plans to help mitigate the negative impact of the COVID-19 outbreak to our business, the efforts may not prevent our business from being adversely affected, and the longer the outbreak impacts supply and demand the more negative the impact it likely will have on our business, revenues and earnings, and the more limited our ability will be to try and make up for delayed or lost product development, production and sales.  The extent and nature of the coronavirus outbreak are uncertain, which makes it difficult for us to predict the complete effect it could have on our future operations.

Paycheck Protection Program Loans

On April 14, 2020, Harte Hanks, Inc. (the “Company” or “Harte Hanks”) was granted a loan (the “PPP Loan”) from Texas Capital Bank, N.A. in the aggregate principal amount of $10,000,000 pursuant to the Paycheck Protection Program (the “PPP”) under Division A, Title I of the United States CARES Act (the “CARES Act”), which was enacted on March 27, 2020, in response to the COVID-19 pandemic.

The PPP Loan, which was in the form of a Promissory Note issued by the Company (the “Note”), matures on April 14, 2022 and bears interest at a rate of 1.00% per annum, payable monthly commencing on October 14, 2020. The Note may be prepaid by the Company at any time prior to maturity with no prepayment penalties. Funds from the PPP Loan may only be used for payroll costs, costs used to continue group health care benefits, mortgage payments, rent, utilities, and to pay interest on other debt obligations incurred before February 15, 2020. The PPP Loan and related Note contain customary events of default relating to, among other things, payment defaults and breaches of representations and warranties, or other provisions of the PPP Loan and related Note. The occurrence of an event of default may result in a claim for the immediate repayment of all amounts outstanding under the PPP Loan and related Note.

Under the terms of the CARES Act, the Company can apply for and be granted forgiveness for all or a portion of the PPP Loan. Forgiveness of the PPP Loan will be determined, subject to limitations, based on the use of loan proceeds in accordance with the terms of the CARES Act, as described above, during the 8-week period after loan origination and the maintenance or achievement of certain employee levels. Although the Company intends to use the entire PPP Loan amount for qualifying expenses, no assurance can be given that the Company will obtain forgiveness under any relevant PPP Loan in whole or in part.

The Company has made significant strides over the past two years to bolster its financial condition by focusing on aggressive, but surgical, reductions of costs via two substantial internal reorganizations. Specifically, the Company’s cash and expense saving measures concentrated primarily on cuts in Capex, tightened hiring procedures, and the reduction of non-essential expenses. The receipt of the funds from the PPP Loan will allow the Company to weather the pandemic while minimizing the impact to the Company’s employees and maintaining the stronger financial position it has achieved over the past 12 months. The Company believes that the infusion of funds from the PPP Loan coupled with the financial improvements the Company has achieved and will continue to implement will allow Harte Hanks to emerge from the current COVID-19 situation a responsibly capitalized company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARTE HANKS, INC.

By:	/s/ Lauri Kearnes
Name:	Lauri Kearnes
Title:	Chief Financial Officer

Date: April 24, 2020